SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            OPTICAL CABLE CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019


February 14, 2001


Dear Shareholder:

         You are cordially invited to attend Optical Cable Corporation's (the "Company") Annual Meeting of Shareholders to be held on March 13, 2001, at 10:00 a.m. local time at the Hotel Roanoke and Conference Center at 110 Shenandoah Avenue, Roanoke, Virginia 24016.

         You are being asked to elect the Company's Board of Directors and to ratify the appointment of KPMG LLP as independent accountants for the Company. We will also be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

         Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

                                      Sincerely,



                                      Robert Kopstein
                                      Chairman, President and
                                      Chief Executive Officer









--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT

           Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

--------------------------------------------------------------------------------

                            OPTICAL CABLE CORPORATION


                    Notice of Annual Meeting of Shareholders
                                 March 13, 2001



TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Optical Cable Corporation, a Virginia corporation (the "Company"), is scheduled to be held on March 13, 2001 at 10:00 a.m., local time, at the Hotel Roanoke and Conference Center located at 110 Shenandoah Avenue, Roanoke, Virginia 24016 for the following purposes:

          1. To elect five directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

          2.        To  ratify  the   selection  of  KPMG  LLP  as   independent
                    accountants for the Company for fiscal year 2001; and

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only shareholders of record at the close of business on January 26, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                 FOR THE BOARD OF DIRECTORS



                                 Kenneth W. Harber
                                 Secretary

Roanoke, Virginia
February 14, 2001

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

                                 PROXY STATEMENT
                   TO BE MAILED ON OR ABOUT FEBRUARY 14, 2001

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 13, 2001


Proxy Solicitation

         This Proxy Statement is furnished to the holders of common stock, no par value ("Common Stock"), of Optical Cable Corporation, a Virginia corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, March 13, 2001, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

         Proxies for use at the Annual Meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 14, 2001 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting supplemental solicitations may also be made by mail or by telephone, telegraph or personal interviews by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. A Shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

         Only shareholders of record at the close of business on January 26, 2001 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 56,392,168 shares of Common Stock were issued and outstanding. Please note that on September 28, 2000, the Company effected a 3-for-2 stock split of its Common Stock in the form of stock dividend. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or broker non-votes will not affect the election of candidates receiving the plurality of votes.

         All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

         Votes at the Annual Meeting will be tabulated by Inspectors of election appointed by the Company.

Expansion of the Board

         In accordance with the Bylaws of the Company, the Board of Directors currently intends to increase the number of directors from five to seven prior to June 14, 2001, in part because Nasdaq rules and regulations require the Company to add a third independent director to the Audit Committee of the Board of Directors by that date. Therefore, the Company is currently in the process of finding a qualified person to add to the Audit Committee. Once this person is identified, the Board of Directors will take action to expand its size and elect the person to fill the resulting vacancy. At the same time, the Company currently intends to add another member of its management to the Board of Directors.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board has nominated five persons for election as directors at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur. The five nominees receiving the greatest number of votes cast for the election of directors will be elected.

         The names of the nominees and certain other information about them are set forth below:

Nominee                                      Age             Director Since        Office Held with Company
-------                                      ---             --------------        ------------------------

Robert Kopstein....................          51                   1983             Chairman of the Board,
                                                                                   President, Chief Executive
                                                                                   Officer and Director

Luke J. Huybrechts.................          55                   1995             Senior Vice President of Sales
                                                                                   and Director

Kenneth W. Harber..................          50                   1995             Vice President of Finance,
                                                                                   Treasurer, Secretary and
                                                                                   Director

Randall H. Frazier.................          50                   1996             Director

John M. Holland....................          55                   1996             Director

         Mr. Kopstein has been President and a Director of the Company since 1983 and Chairman of the Board and Chief Executive Officer since 1989. From 1981 to 1983, Mr. Kopstein worked at Phalo Corporation as the Plant Manager for its Fiber Optic Cable Division, from 1979 to 1981 he worked at ITT's Electro-Optical Products Division as a Project Engineer on cable development projects for the United States military, and from 1977 to 1979 he worked at Rochester Corporation as a Product Engineer on the development of cables for military-oriented applications.

         Mr. Huybrechts was elected a Director of the Company in August 1995 and has been Senior Vice President of Sales since joining the Company in 1986. Prior thereto, Mr. Huybrechts worked at ITT's Electro-Optical Products Division for 10 years in marketing, sales and research and development. Mr. Huybrechts has served on the Board of Directors of Cybermotion Inc. since 1998.

         Mr. Harber was elected a Director of the Company in August 1995 and has been Vice President of Finance, Treasurer and Secretary of the Company since 1989. Prior to joining the Company as an accounting manager in 1986, Mr. Harber was an accounting supervisor at an architecture and engineering firm.

         Mr. Frazier was elected a Director of the Company in April of 1996. Mr. Frazier is President of R. Frazier, Inc., a company founded in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc.

         Mr. Holland was elected a Director of the Company in April of 1996. Mr. Holland is currently President of Cybermotion Inc., a company he co-founded in 1984. Mr. Holland also currently serves as the Chairman of the International Service Robot Association. Mr. Holland's previous employment experience includes the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber.

Director Compensation

         Each non-employee director is paid $500.00 for each meeting that he attends, including committee meetings. In addition, the Company reimburses the non-employee directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. Management directors do not receive any compensation for their services as directors other than the compensation they receive as officers of the Company.

Meetings of the Board of Directors and Committees

         The Board of Directors held a total of four meetings during the Company's fiscal year ended October 31, 2000. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

         The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Additionally, the Board of Directors has established a Stock Option Plan Subcommittee of the Compensation Committee. The Board of Directors does not have a Nominating Committee. The Audit Committee is comprised of Messrs. Frazier and Holland. The Compensation Committee is comprised of Messrs. Kopstein, Frazier and Holland. The Stock Option Plan Subcommittee is comprised of Messrs. Frazier and Holland.

         The Audit Committee recommends annually to the Board of Directors the appointment of the independent public accountants of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

         The Compensation Committee reviews and approves annual salaries and bonuses for all officers and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission. The Stock Option Plan Subcommittee is responsible for administering the Optical Cable Corporation 1996 Stock Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.


                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed the firm of KPMG LLP as the Company's independent accountants for fiscal year 2001. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

         A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of other independent accountants will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of January 26, 2001 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

                       Name and Address                             Number of Shares          Percent of Class
                       ----------------                             ----------------          ----------------
Robert Kopstein...............................................            54,000,000               95.8%
Luke J. Huybrechts............................................                 6,750(1)              *
Kenneth W. Harber.............................................                38,945(2)              *
Randall H. Frazier............................................                    --                 --
John M. Holland...............................................                    --                 --
All directors and executive officers as a group (5 persons)...            54,045,695               95.8%

-------------------------
* Less than 1%

(1) Includes 3,750 shares that Mr. Huybrechts may acquire through the exercise of stock options.

(2) Includes 38,586 shares that Mr. Harber may acquire through the exercise of stock options.

               EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Executive Officers

         The Executive Officers of the Company are: Robert Kopstein, President and Chief Executive Officer; Luke J. Huybrechts, Senior Vice President of Sales; and Kenneth W. Harber, Vice President of Finance, Treasurer and Secretary. See the information concerning nominees for directors above for certain information concerning each of these officers.

Other Significant Employees

         The  following   table   contains   information  as  to  certain  other
significant employees of the Company.

                    Name                             Age               Office Held with Company
                    ----                             ---               ------------------------
Ted Leonard................................           48          Vice President of Sales, Western Region

James Enochs...............................           40          Vice President of Sales, Southeastern Region

Paul Oh....................................           58          Vice President of Sales, Far East

Susan Adams................................           40          Vice President of Marketing

         Mr. Leonard has been Vice President of Sales, Western Region since 1992. Before joining the Company, Mr. Leonard worked in engineering management at Alcatel Telecommunications Cable. Prior to that he worked at ITT's Electro-Optical Products Division.

         Mr. Enochs has been Vice President of Sales, Southeastern Region since 1992. Before that he was Distribution Sales Manager from 1990 to 1992 and Inside Sales Manager from 1988 to 1990.

         Dr. Oh has been Vice President of Sales, Far East since 1989. Before joining the Company, Dr. Oh worked at Samsung Electronics Co. as the Technical/Managing Director of fiber optic products. Prior to that he worked at ITT's Electro-Optical Products Division.

         Ms. Adams has been Vice President of Marketing since 1992. Ms. Adams worked as Marketing Services Coordinator from 1984 to 1987 and Director of Marketing from 1987 to 1992.

         There are no family relationships among the directors, executive officers, or other significant employees of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the year ended October 31, 2000.

                                             Summary Compensation Table
                                                                                                           Long-Term
                                                                                                          Compensation
                                                             Annual Compensation                             Awards
                                                                                                                   All Other
Name and                              Fiscal                                  Other Annual         Options        Compensation
Principal Position                    Years      Salary($)     Bonus($)     Compensation ($)     Granted (#)        ($) (1)
-----------------------------------  ---------  ------------- ------------ -------------------- --------------- -----------------
Robert Kopstein                        2000          506,988       79,993          --                 --             12,188
   Chairman, President and             1999          505,889       34,108          --                 --             13,567
   Chief Executive Officer             1998          521,889       29,370          --                 --             17,373

Luke J. Huybrechts                     2000          108,172       82,673           --                --             14,845
   Senior Vice President of            1999          105,182       64,870           --             1,500(2)          13,948
   Sales                               1998          102,700       57,730           --                --             17,259

Kenneth W. Harber                      2000          102,118       83,158           --                --             14,213
   Vice President of                   1999           99,069       65,357           --                --             13,296
   Finance, Treasurer and              1998           96,800       58,084           --             3,446(2)          13,129
   Secretary

-----------------
(1)       These  amounts  are  the  Company's  matching   contributions  to  the
          Company's 401(k) retirement savings plan on behalf of the individual executive officers.

(2) Represents the number of "replacement" stock options granted during the fiscal year indicated, as described below.

Stock Option Grants

         No new stock options were granted to the executive officers named in the Summary Compensation Table above during the fiscal year ended October 31, 2000. Stock option grants to participants in the Company's Stock Option Plan, however, generally have a "replacement" feature, whereby the participant automatically receives a replacement option to purchase additional shares of the Company's Common Stock equal to the number of shares surrendered, if any, to the Company by the participant in payment of the exercise price with respect to stock options exercised.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information concerning stock options exercised during the fiscal year ended October 31, 2000 by executive officers named in the Summary Compensation Table above and the value of unexercised options held by such executive officers as of October 31, 2000.

                                                 Aggregated Option Exercises in Last Fiscal Year
                                                        and Fiscal Year-End Option Values

                                                                      Number of                       Value of
                             Shares                            Underlying Unexercised                Unexercised
                          Acquired on          Value              Options at fiscal             In-the-money Options
Name                      Exercise (#)     Realized (1)             Year-end (#)               at October 31, 2000 (2)
----                      ------------     ------------      ---------------------------     ---------------------------
                                                             Exercisable   Unexercisable     Exercisable   Unexercisable
                                                             ---------------------------     ---------------------------

Luke J. Huybrechts           16,125          $ 507,668          3,750         19,125           $  31,941      $ 245,095

Kenneth W. Harber              0                  0            38,586         21,862           $ 501,596      $ 272,606

----------------------
(1)       Represents   the   difference   between  the  exercise  price  of  the
          outstanding options and the closing price of the Common Stock on the date the option was exercised.

(2)       Represents   the   difference   between  the  exercise  price  of  the
          outstanding options and the closing price of the Common Stock on October 31, 2000, which was $15.9375 per share.

Compensation Committee Interlocks and Insider Participation

         Robert Kopstein, the Chairman, Chief Executive Officer and President of the Company, serves on the Compensation Committee of the Board of Directors.

Employment Agreements

         Mr. Kopstein has an employment arrangement pursuant to which Mr. Kopstein receives a base salary equal to one percent of the previous fiscal year's net sales and a sales commission or incentive bonus of one percent of any increase between the current fiscal year's net sales and the prior fiscal year's net sales. The Company calculates and pays Mr. Kopstein's incentive bonus on a monthly basis by comparing the prior month's net sales with the net sales for the corresponding month in the prior fiscal year. Such calculations are not cumulative, so, depending on monthly net sales fluctuations during any given fiscal year, Mr. Kopstein might receive monthly incentive bonuses with respect to net sales increases in certain months even though annual cumulative net sales decreased when compared to the prior fiscal year. Compensation under this arrangement amounted to $586,981 during the period from November 1, 1999 to October 31, 2000.

         Mr. Kopstein's employment arrangement, in place since February 1, 1995, is governed by employment agreements that generally expire after one year. Mr. Kopstein and the Company had entered into an employment agreement dated as of November 1, 1999, which expired October 31, 2000. Prior to the expiration of this employment agreement, Mr. Kopstein and the Company entered into another employment agreement, dated as of November 1, 2000, to renew Mr. Kopstein's employment arrangement through October 31, 2001. Pursuant to the terms of his employment agreement dated as of November 1, 2000, which are substantially similar to those of his prior employment agreements, he is employed by the Company as President and Chief Executive Officer under the following terms. As described above, he has a monthly salary equal to one percent of net sales for fiscal year 2000 and is also paid a sales commission monthly of one percent of the positive difference between the net sales of fiscal year 2001 and fiscal year 2000, based on the corresponding period of employment. He also agrees not to compete with the Company within 12 months of the termination of his employment. He receives such other benefits as are provided comparable employees.

         In addition to the compensation Mr. Kopstein receives under his employment agreement, the Company makes matching contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Kopstein. Such additional compensation totaled $12,188 in fiscal 2000.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors is composed of a majority of independent, non-management directors. The members of the Compensation Committee are Messrs. Kopstein, Frazier and Holland. The Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company. The goal of the Compensation Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. The Company's stock incentive plan is administered by the Stock Option Plan Subcommittee of the Compensation Committee. The members of the Stock Option Plan Subcommittee are Messrs. Frazier and Holland, who are both non-employee, independent directors.

Criteria for Compensation Levels

         The Company seeks to attract and retain qualified executives and employees who are creative, motivated and dedicated. The Committee attempts to create and administer a compensation program to achieve that goal with consistency throughout the Company. With respect to its executive officers, the Company competes with other manufacturers and fiber optic related industries in North America. The Committee is very much aware of the need to hire and retain highly qualified executives in the specialized field of fiber optics.

         Executive officer compensation is generally comprised of three components: base salary, monthly and annual incentive bonus compensation, and long-term incentive stock options. Executive officers receive a greater percentage of their total compensation in the form of incentive compensation.

         In establishing the level of compensation for each executive officer, including the Chief Executive Officer, the Compensation Committee considers many factors, including, but not limited to, the executive officer's contribution to the advancement of corporate goals, impact on financial results, business production, development of the management team and strategic accomplishments such as development of new customers and products, geographical responsibilities, product development and seniority. The Committee also considers the competitiveness and fairness of the compensation. The amount of base compensation, incentive bonuses, and long-term incentive compensation for each executive officer is determined by the Compensation Committee using the subjective factors set forth above. Salary and incentive compensation awards are reviewed semi-annually or as deemed appropriate.

Base Salary

         In determining the base salary of each executive officer, other than the Chief Executive Officer, the Compensation Committee is guided by the recommendations of the Chief Executive Officer. The base salary of the Chief Executive Officer for fiscal 2000 was based on the terms of his employment agreement that expired on October 31, 2000. A new employment agreement with substantially similar terms has been entered into by the Chief Executive Officer extending his employment arrangement until October 31, 2001. Pursuant to the terms of his employment agreement, as described above, Mr. Kopstein receives a base salary equal to one percent of the previous fiscal year's net sales. Mr. Kopstein received a base salary of $506,988 for the fiscal year ended October 31, 2000.

Incentive Bonuses

         The sales commissions or incentive bonuses received by the Chief Executive Officer during fiscal 2000 were paid pursuant to the terms of an employment agreement, as described above, under which he received an incentive bonus equal to one percent of any increase between the current fiscal year's net sales and the prior fiscal year's net sales. The Company calculates and pays such incentive bonus to Mr. Kopstein on a monthly basis by comparing the prior month's net sales with the net sales for the corresponding month in the prior fiscal year. Such calculations are not cumulative, so, depending on monthly net sales fluctuations during any fiscal year, Mr. Kopstein might receive monthly incentive bonuses with respect to net sales increases in certain months even though annual cumulative net sales decreased when compared to the prior fiscal year. Mr. Kopstein received incentive bonuses totaling $79,993 for the fiscal year ended October 31, 2000.

         Each year the executive officers are eligible for discretionary bonuses granted by the Compensation Committee. The amount of bonuses to be paid to such executive officers is determined by the Compensation Committee using subjective factors discussed above, and taking into account the amount of other compensation received by such executive officer. Additionally, the executive officers, other than the Chief Executive Officer, are also included in a monthly and lump-sum bonus plan which is based on a percentage of the previous month's sales.

Long-Term Incentive Compensation

         The Company adopted the Optical Cable Corporation 1996 Stock Incentive Plan on March 1, 1996 (the "Plan"). All of the executive officers participate in the Plan except the Chief Executive Officer. Additionally, many of the Company's employees participate in the Plan. The Plan is administered by the Stock Option Plan Subcommittee. All grants under the Plan are approved by the full Board of Directors. The Chief Executive Officer does not participate in the Plan because his large holdings of the Company's Common Stock already properly align his interests with those of the shareholders.

         The Plan is intended to provide a means for key employees to increase their personal financial interest in the Company, and stimulate efforts of those employees and strengthen their desire to remain with the Company. The Company has reserved 6,000,000 shares of Common Stock for issuance in connection with incentive awards granted under the Plan. (The Stock Option Plan Subcommittee increased the number of shares reserved under the Plan from 4,000,000 shares as a result of the 3-for-2 stock split mentioned above.) Under the Plan, qualified incentive stock options are granted at not less than fair market value on the date of grant. The options vest 25 percent after two years, 50 percent after three years, 75 percent after four years and 100 percent after five years.

         The Stock Option Plan Subcommittee receives recommendations from the Compensation Committee, including the Chief Executive Officer (who is also a member of the Compensation Committee but does not receive compensation under the Plan and does not vote on grants pursuant to the Plan), for each employee, and considers individual and Company performance in awarding long-term compensation pursuant to the Plan. The Committee anticipates that over the next few years, awards will generally be in the form of qualified incentive stock options. The Committee believes that awards of stock options, which reward Company stock price appreciation over the long-term, are particularly appropriate in light of the nature of the Company's business and long-term business plans.

Compensation of Chief Executive Officer

         The Committee believes the terms of the Chief Executive Officer's employment agreement, as described above, provide a level of compensation commensurate with his talents, skills and responsibilities. Mr. Kopstein's compensation reflects a subjective analysis by the Compensation Committee of the criteria set forth under "Criteria for Compensation Levels" set forth above. Additionally, the Compensation Committee has considered such factors as the Chief Executive Officer's contribution to the development of the technologies used by the Company and the fact his responsibilities include matters that typically would be handled by a chief operating officer. The committee believes the formula used to determine Mr. Kopstein's compensation pursuant to his employment agreement encourages the growth of the Company.

         As set forth in the Summary Compensation above, Mr. Kopstein's total compensation for the fiscal year ended October 31, 2000 was $599,169. Such annual compensation included a base salary of $506,988, pursuant to Mr. Kopstein's employment agreement, a discretionary bonus of $79,993, and matching contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Kopstein totaling $12,188.

Compliance with Section 162(m) of the Internal Revenue Code

         The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation (such as compensation pursuant to the stock incentive plan), if it meets certain requirements, is not subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to Mr. Kopstein or any of the other executive officers during the current fiscal year will exceed the limit. Furthermore, the Plan is generally designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

                Randall H. Frazier, Compensation Committee Member
                John M. Holland, Compensation Committee Member
                Robert Kopstein, Compensation Committee Member


Report of the Audit Committee

         The Audit Committee of the Board of Directors of the Company is composed of two independent directors and operates under a written charter adopted by the Board of Directors, which is attached hereto as Exhibit A.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and the issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which includes, among other things:

          o         methods   used   to   account   for   significant    unusual
                    transactions;

          o         the   effect   of   significant   accounting   policies   in
                    controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

          o         disagreements   with  management  over  the  application  of
                    accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

         The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants that firm's independence from the Company and its management.

         Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, for filing with the Securities and Exchange Commission.

                   Randall H. Frazier, Audit Committee Member
                     John M. Holland, Audit Committee Member


Fees Billed by Independent Public Accountants

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by KPMG LLP, the Company's principal accountant, for the year ended October 31, 2000:

                                                               Amount
                                                           --------------
         Audit Fees (1)                                   $       151,900
         Financial Information Systems Design and
              Implementation Fees (2)                                 ---
         All Other Fees (3)                                        46,810
                                                           --------------

                                    Total Fees            $      198, 710
                                                           ==============


-------------------

(1) Includes annual financial statement audit and limited quarterly review services.

(2) No such services were provided by KPMG LLP for the most recent fiscal year.

(3) Primarily represents income tax services other than those directly related to the audit of the income tax accrual.

         The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining KPMG LLP's independence.

Performance Graph

         The following graph compares the cumulative total return based on share price (assuming reinvestment of dividends) since April 2, 1996, the date on which the Company's Common Stock began trading on the Nasdaq National Market, of
(i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index and (iii) a peer group index composed of the following companies: AFC Cable Systems, Andrew Corporation, Belden, Inc., Cable Design Technologies, Inc., and Encore Wire Corp.

                              [PERFORMANCE GRAPH]

                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG OPTICAL CABLE CORPORATION,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                       Cumulative Total Return
                             ------------------------------------------------
                              4/2/96   10/96   10/97   10/98   10/99   10/00
                              ------   -----   -----   -----   -----   -----
OPTICAL CABLE CORPORATION     100.00  416.69  331.27  410.44  412.52  796.88
NASDAQ STOCK MARKET (U.S.)    100.00  109.73  144.38  161.53  273.05  309.23
PEER GROUP                    100.00  111.85  104.76   65.15   60.46  108.64


*$100 INVESTED ON 4/2/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

         Except as set forth below, to the Company's knowledge, based solely on review of copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended October 31, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with by such persons. Messrs. Huybrechts and Harber have each been late in reporting, on one occasion, a stock option grant received pursuant to the Company's stock incentive plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tax Indemnification Agreement

         Mr. Kopstein has entered into a Tax Indemnification Agreement with the Company, pursuant to which he will indemnify the Company for any income tax liability of the Company arising from its S Corporation status being denied for any periods prior to its termination, but only to the extent such denial results in a refund to Mr. Kopstein of personal income taxes paid with respect to such periods.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                              SHAREHOLDER PROPOSALS

         Proposals of Shareholders of the Company that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than October 15, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the fiscal year ended October 31, 2000 including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

                               FURTHER INFORMATION

         The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended October 31, 2000. Such written requests should be sent to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Kenneth W. Harber, Corporate Secretary.

         Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company's furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Kenneth W. Harber, Corporate Secretary.

                              By Order of the Board of Directors


                              Kenneth W. Harber
                              Secretary

Date: February 14, 2001

                                                                       Exhibit A

                            OPTICAL CABLE CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

o Encourage adherence to and continuous improvements to the Company's policies, procedures and practices at all levels.

o        Review areas of potential significant financial risk to the Company.

o        Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

The Committee shall meet at least annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management and the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's interim financial statements and significant findings based upon the auditors' limited quarterly review procedures.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures
-----------------

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC rules and regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors, together with management's responses.

4. Review with financial management and the independent auditors the Company 's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review, or the quarterly review may be accomplished by conference call with the entire audit committee.

Independent Auditors
--------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan-discuss scope, staffing, locations, reliance upon management and general audit approach. The Audit Committee should review the independent auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

9. Prior to filing the annual report on Form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance
----------------

11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries reviewed from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

13.      Perform  any  other  activities   consistent  with  this  Charter,  the
         Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

(PROXY CARD)

                           OPTIONAL CABLE CORPORATION
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OPTICAL CABLE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 13, 2001.

The undersigned appoints Luke J. Huybrechts and Kenneth W. Harber, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Optical Cable Corporation on March 13, 2001, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement.

1.   Election of Directors

     |_|  FOR the FIVE nominees listed below        |_| WITHHOLD AUTHORITY to
          (except as marked to the contrary below)      vote for the FIVE
                                                        nominees listed below

       Nominees: Robert Kopstein, Luke J. Huybrechts, Kenneth W. Harber,
                    Randall H. Frazier, John M. Holland
   (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below)

2. To ratify the appointment of KPMG LLP as independent accountants for the Company for fiscal year 2001;

     |_|  FOR this proposal      |_| AGAINST this proposal       |_| ABSTAIN

3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.


                                   PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
                                   Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.


                                   ------------------------------------------
                                   Shareholder's signature

                                   ------------------------------------------
                                   Joint Holder's Signature (if applicable)

                                   Date: _____________________________________

                                   When properly executed, this proxy will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS IN THE ELECTION OF DIRECTORS, FOR PROPOSAL 2 ABOVE, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON(S) VOTING THE PROXY UPON SUCH OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. Please sign exactly as name(s) appear above.